Exhibit 99.1

THE TEXNEW MEX PIPELINE AND RELATED ASSETS

COMBINED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2015 (UNAUDITED) AND DECEMBER 31, 2014
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 (UNAUDITED) AND 2014 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2014

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Western Refining, Inc.
El Paso, Texas

We have audited the accompanying combined financial statements of the TexNew Mex Pipeline and Related Assets (the "Business"), which comprise the combined balance sheet as of December 31, 2014, and the related combined statements of operations, division equity, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Business’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the TexNew Mex Pipeline and Related Assets as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter

As described in Note 1, the accompanying combined financial statements have been derived from the consolidated financial statements and accounting records of Western Refining, Inc. and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business was operated as an unaffiliated company. The combined financial statements also include expense allocations for certain corporate functions historically provided by Western Refining, Inc. These allocations may not be reflective of the actual expenses which would have been incurred had the Business operated as a separate entity apart from Western Refining, Inc.

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
November 20, 2015

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
COMBINED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Prepaid expenses	$11	$—
Total current assets	11	—
Property, plant and equipment, net	128,134	109,105
Intangible assets, net	3,944	4,388
Total assets	$132,089	$113,493
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Affiliate	$171	$88
Third-party	1,373	7,090
Accrued liabilities	40	4
Total current liabilities	1,584	7,182
Commitments and contingencies
Equity:
Division equity, net	130,505	106,311
Total liabilities and division equity	$132,089	$113,493
The accompanying notes are an integral part of these combined financial statements

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2015	2014	2014
	(Unaudited)
Affiliate revenues	$7,594	$—	$—
Operating costs and expenses:
Operating and maintenance expenses	2,439	1,368	1,874
General and administrative expenses	84	66	88
Depreciation and amortization	4,905	2,014	2,815
Total operating costs and expenses	7,428	3,448	4,777
Operating income (loss)	166	(3,448)	(4,777)
Other income (expense):
Other, net	—	7	10
Net income (loss)	$166	$(3,441)	$(4,767)

The accompanying notes are an integral part of these combined financial statements

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2015	2014	2014
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$166	$(3,441)	$(4,767)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,905	2,014	2,815
Changes in operating assets and liabilities:
Prepaid expenses	(11)	(6)	—
Accounts payable and accrued liabilities	237	157	122
Net cash provided by (used in) operating activities	5,297	(1,276)	(1,830)
Cash flows from investing activities:
Capital expenditures	(29,257)	(25,293)	(56,847)
Intangible asset expenditures	(68)	(68)	(1,957)
Net cash used in investing activities - capital expenditures	(29,325)	(25,361)	(58,804)
Cash flows from financing activities:
Contributions from parent	24,028	26,637	60,634
Net cash provided by financing activities - contributions from parent	24,028	26,637	60,634
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$—	$—	$—

Non-cash investing activities:
Accrued capital expenditures	$1,225	$12,251	$7,063

The accompanying notes are an integral part of these combined financial statements

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
COMBINED STATEMENTS OF DIVISION EQUITY
(In thousands)

Balance at December 31, 2013	$50,444
Net loss	(4,767)
Contributions	60,634
Balance at December 31, 2014	106,311
Net income (unaudited)	166
Contributions (unaudited)	24,028
Balance at September 30, 2015 (unaudited)	$130,505

The accompanying notes are an integral part of these combined financial statements

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
NOTES TO COMBINED FINANCIAL STATEMENTS

1. Description of Business and Basis of Presentation
The TexNew Mex Pipeline and Related Assets, or "the Business," "we," "our" or "us" includes Western Refining, Inc.'s ("Western") remaining 375 mile segment of the TexNew Mex Pipeline that extends from Western Refining Logistics, LP's ("WNRL") crude oil station in Star Lake, New Mexico in the Four Corners area to WNRL's T station in Eddy County, New Mexico and certain related assets. During the periods presented, this pipeline was owned by Western Refining Southwest, Inc., an Arizona corporation and subsidiary of Western and, beginning in January 2015, it was used to ship crude oil from the Four Corners area south to the Mason Station facility in the Permian Basin region of West Texas. Prior to January 2015, the TexNew Mex Pipeline had been idled while Western completed the task of reversing the direction of flow of the pipeline.
The accompanying combined financial statements and related notes present the combined financial position, results of operations, cash flows and division equity of the assets included within the Business. The combined financial statements of the Business have been derived from Western's consolidated financial statements and accounting records as if the Business operated on a stand-alone basis and are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All intercompany transactions and account balances within the Business have been eliminated. The statements of operations also include expense allocations for certain functions historically performed by Western and not allocated to the Business including allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, information technology and procurement. These allocations were based on relative values of net property, plant and equipment, level of effort and Western employee head count. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from Western are reasonable.
The combined financial statements may not include all of the expenses that would have been incurred and may not reflect our combined results of operations, financial position or cash flows had we been a stand-alone company during the periods presented. We have not reported comprehensive income due to the absence of items of other comprehensive income or loss during the periods presented.
The unaudited combined financial statements as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014, included herein, have been prepared in accordance with GAAP for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation of the results for the interim periods have been included. Results of operations for the nine month period ended September 30, 2015, are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2015 or for any other period.
With respect to the audited and unaudited combined financial statements, we evaluated subsequent events through November 20, 2015, the date the audited annual and unaudited interim combined financial statements were issued. Any material subsequent events that occurred during this time have been properly recognized or disclosed in our combined financial statements.

2. Summary of Accounting Policies
Property, Plant and Equipment
Property, plant and equipment are stated at cost. We capitalize interest on expenditures for capital projects in process greater than one year and greater than $1 million until such projects are ready for their intended use. Depreciation is provided on the straight-line method at rates based upon the estimated useful lives of the various classes of depreciable assets. The lives used in computing depreciation for such assets are as follows:

Land, buildings and improvements	5-30 years
Pipeline and related assets	3-20 years
Service vehicles, computer systems and other assets	3-7 years
Periodic maintenance and repair costs are expensed when incurred. Such expenses are reported in operating and maintenance expenses in our Combined Statements of Operations.

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
NOTES TO COMBINED FINANCIAL STATEMENTS

Intangible Assets
Intangible assets, net, consist of amortizable intangible assets, net of accumulated amortization. These intangible assets are comprised of right of way assets. We amortize our intangible assets over their estimated economic useful lives. We consider factors such as the asset’s history, our plans for that asset and the market for products associated with the asset when the intangible asset is acquired.
Amortizable intangible assets must be tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Amortizable intangible assets are not recoverable if their carrying amount exceeds the sum of the undiscounted cash flows expected to result from their use and eventual disposition. If an amortizable intangible asset is not recoverable, an impairment loss is recognized in an amount by which its carrying amount exceeds its fair value generally based on discounted estimated net cash flows.
In order to test amortizable intangible assets for recoverability, management must make estimates of projected cash flows related to the asset being evaluated that include, but are not limited to, assumptions about the use or disposition of the asset, its estimated remaining life and future expenditures necessary to maintain its existing service potential. In order to determine fair value, management must make certain estimates and assumptions including, among other things, an assessment of market conditions, projected volumes, margins, cash flows, investment rates, interest/equity rates and growth rates, that could significantly impact the fair value of the asset being tested for impairment.
The risk of intangible asset impairment losses may increase to the extent that our results of operations or cash flows decline. Impairment losses may result in a material, non-cash write-down of intangible assets. Furthermore, impairment losses could have a material effect on our results of operations and shareholders’ equity.
Impairment of Long-Lived Assets
We review the carrying values of our long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. A long-lived asset is not recoverable if its carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If a long-lived asset is not recoverable, an impairment loss is recognized in an amount by which its carrying amount exceeds its fair value.
In order to test long-lived assets for recoverability, we must make estimates of projected cash flows related to the asset being evaluated that include, but are not limited to, assumptions about the use or disposition of the asset, its estimated remaining life and future expenditures necessary to maintain its existing service potential. In order to determine fair value, we must make certain estimates and assumptions including, among other things, an assessment of market conditions, projected volumes, margins, cash flows, investment rates, interest/equity rates and growth rates that could significantly impact the estimated fair value of the asset being tested for impairment.
The risk of long-lived asset impairment losses may increase to the extent that our results of operations or cash flows decline. Impairment losses may result in a material, non-cash write-down of long-lived assets. Furthermore, impairment losses could have a material effect on our results of operations and equity.
For assets to be disposed of, we report long-lived assets at the lower of carrying amount or fair value less cost to sell.
Revenue Recognition
Beginning in April 2015, the Business commenced operations for crude oil transportation, storage and delivery on the TexNew Mex Pipeline. We recognize revenue for crude oil pipeline transportation based on the delivery of actual volumes transported at agreed upon tariff rates; for crude oil storage based on contractual rates related to throughput volumes or cost-plus-margin arrangements and; for crude oil transportation and crude oil storage, when we receive payment from affiliates or collection from our affiliates is reasonably assured. All of our revenue was derived from Western, and the agreed upon rates are those filed with and approved by the Federal Energy Regulation Commission ("FERC").
Cost Classifications
Operating and maintenance expenses include direct costs of labor, maintenance materials and services, utilities and other direct operating expenses. Operating and maintenance expenses also include insurance expense and property taxes.
Financial Instruments and Fair Value
The carrying amounts of accounts payable and accrued liabilities approximate their fair values due to their short-term maturities.
Asset Retirement Obligations

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
NOTES TO COMBINED FINANCIAL STATEMENTS

Some of our assets have contractual or regulatory obligations to perform remediation and, in some instances, dismantlement and removal activities when the assets are abandoned. These obligations include varying levels of activity including disconnecting inactive assets from active assets, cleaning and purging assets, and in some cases, completely removing the assets and returning the land to its original state. These assets have been in existence for many years and with regular maintenance will continue to be in service for many years to come. It is not possible to predict when demand for the related transportation or storage services will cease, and we do not believe that such demand will cease for the foreseeable future. Accordingly, we believe the date when these assets will be abandoned is indeterminate. With no reasonably determinable abandonment date, we cannot reasonably estimate the fair value of the associated asset retirement obligations. We will record asset retirement obligations for these assets in the period in which sufficient information becomes available for us to reasonably determine the settlement dates.
Environmental and Other Loss Contingencies
We record liabilities for loss contingencies including environmental remediation costs when such losses are probable and can be reasonably estimated. Loss contingency accruals, including those for environmental remediation, are subject to revision as further information develops or circumstances change. Such accruals may take into account the legal liability of other parties. Where the available information is sufficient to estimate the amount of liability, that estimate is used. Where the information is only sufficient to establish a range of probable liability and no point within the range is more likely than another, the lower end of the range is used. At present, we have no recorded environmental or other loss contingencies.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized to reflect temporary differences between the basis of assets and liabilities for financial reporting purposes and income tax purposes. Our taxable results of operations were included in the consolidated U.S. federal income tax returns of Western and in a number of consolidated state income tax returns. WNRL is treated as a partnership for federal and state income tax purposes, with each partner being taxed on its share of the taxable income. Therefore, we believe that excluding a provision for income taxes from the historical results of operations of the Business more accurately portrays the potential income allocable to unit holders.
Liabilities created for unrecognized tax benefits are presented as a separate liability and are not combined with deferred tax liabilities or assets. We classify interest to be paid on an underpayment of income taxes and any related penalties as income tax expense.
Segment Reporting
Due to the similarity of the assets we operate and how we manage our business, we have a single reportable operating segment for disclosure purposes. The Business reflects the way in which we internally report the financial information used to make decisions and allocate resources in connection with our operations.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recent Accounting Pronouncements
From time to time, new accounting pronouncements are issued by various standard setting bodies that may have an impact on our accounting and reporting. We are currently evaluating the effect that certain of these new accounting requirements may have on our accounting and related reporting and disclosures in our combined financial statements.

•
Recognition and reporting of revenues - the requirements were amended to remove inconsistencies in revenue requirements and to provide a more complete framework for addressing revenue issues across a broad range of industries and transaction types. The revised standard’s core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. These provisions are effective January 1, 2019, and are to be applied retrospectively, with early adoption permitted for periods beginning after December 15, 2016, and interim periods thereafter.

•
Evaluation of going concern - management of an entity is required to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and to provide related footnote disclosures. The new requirements will become effective for annual periods beginning after December 15, 2016, and interim periods thereafter with early

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
NOTES TO COMBINED FINANCIAL STATEMENTS

application permitted. The changed requirements are intended to reduce diversity in the timing and content of footnote disclosures.

3. Property, Plant and Equipment, Net
Property, plant and equipment, net was as follows:

	September 30,	December 31,
	2015	2014
	(In thousands)
	(Unaudited)
Land, buildings and improvements	$105	$105
Pipeline and related assets	147,090	123,676
Service vehicles, computer systems and other assets	268	714
	147,463	124,495
Accumulated depreciation	(19,329)	(15,390)
Property, plant and equipment, net	$128,134	$109,105
Depreciation expense was $4.4 million, $1.4 million and $2.1 million for the nine months ended September 30, 2015 and 2014 and for the year ended December 31, 2014, respectively.

4. Intangible Assets, Net
The Business's intangible assets consist of right of way assets. A summary of the Business's intangible assets, net is presented in the table below:

	September 30,	December 31,
	2015	2014
	(In thousands)
	(Unaudited)
Gross carrying value	$8,471	$8,403
Accumulated amortization	(4,527)	(4,015)
Intangible assets, net	$3,944	$4,388
Amortization expense was $0.5 million, $0.6 million and $0.7 million for the nine months ended September 30, 2015 and 2014 and for the year ended December 31, 2014, respectively, based upon estimates of useful lives ranging from 1 to 20 years. The weighted average amortization period as of September 30, 2015 and December 31, 2014 was 6.4 years and 7.0, respectively.
Estimated amortization expense for the next five fiscal years is as follows (in thousands):

Remainder of 2015	$158,245
2016	542,914
2017	542,914
2018	542,914
2019	542,914

5. Income Taxes
WNRL is treated as a partnership for federal and state income tax purposes, with each partner being taxed on its share of the taxable income. We believe that excluding a provision for income taxes from the historical results of operations of the Business more accurately portrays the potential income allocable to unit holders. Texas Margin tax is applicable to the Business, however taxable margin from sales in Texas were not material during the periods presented and did not produce a significant state tax allocable to the Business.
As of September 30, 2015 and December 31, 2014, we had no liability reported for unrecognized tax benefits, and we did not have any interest or penalties related to income taxes during the nine months ended September 30, 2015 or the year ended December 31, 2014.

THE TEXNEW MEX PIPELINE AND RELATED ASSETS
NOTES TO COMBINED FINANCIAL STATEMENTS

6. Contingencies
Our operations are subject to extensive and periodically changing federal and state environmental regulations governing air emissions, wastewater discharges and solid and hazardous waste management activities. Many of these regulations are becoming increasingly stringent, and we can expect the cost of compliance to increase over time. Our policy is to accrue environmental and clean-up related costs of a non-capital nature when it is probable that a liability exists and when we can reasonably estimate the amount. We may revise such estimates in the future as regulations and other conditions change. We may receive communications from various federal, state and local governmental authorities asserting violations of environmental laws and/or regulations. These governmental entities may also propose or assess fines or require corrective action for such asserted violations. We intend to respond in a timely manner to all such communications and to take appropriate corrective action.
 We are not currently aware of any environmental or other asserted or unasserted claims against us that would be expected to have a material effect on our financial condition, results of operations or cash flows.

7. Related Party Transactions
We are part of the consolidated operations of Western, and substantially all of our revenue is derived from transactions with Western and its affiliates. The contractual rates used for these revenue transactions are those filed with and approved by FERC. Substantially all of the related party transactions were settled immediately through division equity.
We have included indirect charges for executive oversight, accounting, treasury, tax, legal, procurement, logistics and information technology and similar items. These indirect charges included within general and administrative expenses totaled less than $0.1 million, respectively, for the nine months ended September 30, 2015 and 2014, respectively, and also for the year ended December 31, 2014. Our management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocation of expenses from Western are reasonable.
We are a party to a license agreement with Western for certain storage tanks and associated facilities in the Four Corners area. Rents due under these agreements in the aggregate are less than $0.1 million over the initial term of the agreements.

8. Subsequent Events
On October 30, 2015 (the “Purchase Date”), WNRL acquired the Business in exchange for $170 million in cash, 421,031 common units representing limited partner interests in WNRL and 80,000 units of a newly created class of limited partner interests in WNRL, referred to as the "TexNew Mex Units".
In connection with the closing, WNRL also entered into Amendment No. 1 to the Pipeline and Gathering Services Agreement, dated as of October 16, 2013, with Western (the "Amendment to the Pipeline Agreement"). Among other things, the Amendment to the Pipeline Agreement amends the scope of the existing agreement to include the provision of storage services and a minimum volume commitment of 80,000 barrels of storage at the Star Lake storage tank. In this Amendment to the Pipeline Agreement, Western also agreed to provide a minimum volume commitment of 13,000 barrels per day ("bpd") of crude oil on the TexNew Mex Pipeline for 10 years from the date of the Amendment to the Pipeline Agreement.
In connection with the Transaction, the General Partner adopted certain amendments to the First Amended and Restated Agreement of Limited Partnership of the Partnership by adopting the Second Amended and Restated Agreement of Limited Partnership (the “Second A&R Partnership Agreement”). The amendments contained in the Second A&R Partnership Agreement create a new class of limited partner interests in the Partnership, referred to as the TexNew Mex Units, and set forth the rights, preferences and obligations of the TexNew Mex Units.
The Second A&R Partnership Agreement provides for the creation of the “TexNew Mex Shared Segment” that will reflect the financial and operating results of the TexNew Mex Pipeline. The TexNew Mex Units are generally entitled to participate in 80% of the economics attributable to the TexNew Mex Shared Segment resulting from crude oil throughput on the TexNew Mex Pipeline above the 13,000 barrels per day contemplated by the commitment in the Amendment to the Pipeline Agreement. To the extent there is sufficient available cash from operating surplus under the Second A&R Partnership Agreement, the holder of the TexNew Mex Units will be entitled to receive a distribution equal to 80% of the excess of TexNew Mex Shared Segment Distributable Cash Flow over the TexNew Mex Base Amount (as such terms are defined in the Second A&R Partnership Agreement). The TexNew Mex Unit distributions are cumulative and preferential to all other unit holder distributions.